                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                            REVENUE SHARING AGREEMENT

         This Revenue Sharing  Agreement (this  "AGREEMENT") is made and entered into as of the 5th day of October,  2005,  between New Century  Equity  Holdings
Corp., a Delaware corporation ("NCEH"),  and ACP Investments LP (d/b/a Ascendant
Capital Partners), a Delaware limited partnership ("ASCENDANT").

                                   WITNESSETH:

         WHEREAS,  NCEH desires to provide capital to Ascendant in return for an interest in the revenues  generated by Ascendant and its Investments (as defined herein) and NCEH also intends to provide marketing services to Ascendant;

         NOW,  THEREFORE,  in  consideration  of the  premises and of the mutual covenants and  agreements of the parties  herein  contained,  the parties hereto hereby agree as follows:

Section 1.   DEFINITIONS.

     1.1.  "AUM"  shall  mean  assets  that are  managed  by  Ascendant  and its
Investments.

     1.2.  "BUDGET" shall mean that certain budget prepared by Ascendant that is attached hereto as EXHIBIT 1.2.

     1.3. "EFFECTIVE DATE" shall mean October 1, 2005.

     1.4.  "FUNDS"  shall  mean:  ACP  Strategic  Opportunities  Fund II, LLC, a
Delaware Limited Liability Company; ACP Advantage Series Strategic Opportunities
Fund,  a Series of ACP Funds  Trust,  a Delaware  Statutory  Trust;  ACP Adviser
Series  Strategic  Opportunities  Fund, a Series of ACP Funds Trust,  a Delaware
Statutory Trust; ACP Institutional Series Strategic Opportunities Fund, a Series
of ACP Funds  Trust,  a  Delaware  Statutory  Trust;  and any other  funds  that
Ascendant or any of the Principals forms after the Effective Date.

     1.5. "FUND  DOCUMENTS"  shall mean the offering  memorandums,  subscription agreements and any other marketing materials for the Funds.

     1.6. "GENERAL PARTNER" shall mean Ascendant Holdings, LLC.

     1.7.  "INVESTMENT ADVISORY COMMITTEE" means a committee that is responsible for assuring  that the  Ascendant  portfolio  management  team is following  the guidelines  specified in the Fund Documents.  The Investment  Advisory Committee
shall consist of Gary Shugrue,  Constantine Catsavis,  Tim Holmes and one person appointed by NCEH, who shall initially be Steven Pully.

     1.8. "INVESTMENTS" means the Funds and any other investments, subsidiaries, joint  ventures,  advisory or  subadvisory  arrangements  or other ventures that
Ascendant now or hereafter owns or participates in.

     1.9. "NCEH EVENT OF DEFAULT" shall mean either of the following:

          (a) NCEH fails to satisfy its obligation to make a Subsequent  Payment in accordance with Section 2.1 of this Agreement and the conditions set forth in
Section 2.3(c) of this Agreement have been satisfied.

          (b) NCEH files a petition for bankruptcy.

     1.10.  ORGANIZATIONAL  DOCUMENTS  shall mean with respect to any entity the certificate  or  articles  of  incorporation,  by-laws,  certificate  of limited partnership,  partnership agreement, certificate of formation, limited liability company agreement and any other organizational document of such entity.

     1.11.  "PRINCIPALS"  shall mean at any time those of the  following who are employed by Ascendant at such time: Gary Shugrue, Timothy Holmes and Constantine
L. Catsavis.

     1.12.  "PRINCIPALS AGREEMENT" shall mean that certain agreement dated as of the date  hereof  by and  among  NCEH  and  Gary  Shugrue,  Timothy  Holmes  and
Constantine  L.  Catsavis  and the  other  parties  thereto,  a copy of which is attached hereto as EXHIBIT 1.12.

     1.13.  "REVENUE  INTEREST"  shall mean the right to receive a payment  from
Ascendant  in cash,  not  later  than  thirty  (30)  days  after the end of each calendar  quarter  ending  after the  Effective  Date,  equal to the  Applicable
Percentage  (as herein  defined) of the revenues  generated by Ascendant  during such quarter from AUM or through other sources,  including revenues generated by or from any Investments,  net of any agreed commissions paid to third parties or aid to NCEH pursuant to Section 5.6(b).  Except as otherwise provided in Section
5.7, for the purposes of this Agreement,  the "APPLICABLE  PERCENTAGE"  shall be determined  as  follows:  (a) if the  fair  market  value  of AUM is  less  than
$40,000,000 at the end of any month during such calendar quarter, the Applicable
Percentage for such quarter shall be 50%; (b) if the fair market value of AUM is less than  $200,000,000 at the end of any month during such calendar quarter and is  $40,000,000  or  greater  at the end of every  month  during  such  calendar quarter,  the  Applicable  Percentage  for such quarter shall be 40%; (c) if the fair market  value of AUM is  $200,000,000  or greater at the end of every month during such calendar quarter,  the Applicable  Percentage for such quarter shall be 30%.

Section 2.   SALE AND PURCHASE OF REVENUE INTEREST.

     2.1.  SALE AND  PURCHASE  OF REVENUE  INTEREST.  At the Closing (as defined below) upon the terms and subject to the conditions contained in this Agreement,
Ascendant shall sell to NCEH and NCEH shall purchase from Ascendant,  all right, title and interest in and to the Revenue Interest (the "SALE"),  at an aggregate purchase price of $1,550,000 (the "PURCHASE PRICE"). The Purchase Price shall be payable in four equal  installments  with the first  installment  payable at the
Closing and, subject to the provisions of this Agreement, the second installment payable on January 5, 2006, the third  installment  payable on April 5, 2006 and the fourth  installment  payable on July 5, 2006 (the  second,  third and fourth installments  being referred to herein as the "SUBSEQUENT  INSTALLMENTS" and the dates on which the Subsequent  Installments are due being referred herein as the
"PAYMENT DATES").

     2.2. CLOSING.  The closing of the Sale shall take place simultaneously with the execution and delivery of this  Agreement at the offices of Ascendant,  1235

Westlakes Drive,  Suite 130, Berwyn, PA 19312 (the "CLOSING") at a time mutually agreed upon by the parties  hereto and shall be effective for all purposes as of the Effective Date.

     2.3. DELIVERIES AND CONDITIONS.

          (a) DELIVERIES OF NCEH. At the Closing, NCEH shall deliver:

              (i) $387,500 by wire transfer to an account  designated in writing by Ascendant.

              (ii) A  Certificate  signed by a duly  authorized  officer of NCEH stating that all of the representations and warranties of NCEH contained in this
Agreement are true and correct as of the date hereof.

              (iii) Such other  documents and  instruments  as may be reasonably requested by Ascendant or its counsel.

              (iv) A copy of the Principals Agreement duly executed by NCEH.

          (b) DELIVERIES OF ASCENDANT. At the Closing, Ascendant shall deliver

              (i) A copy of the  Principals  Agreement  duly executed by each of the Principals and each other limited partner of Ascendant.

              (ii)  Certificates  signed by each of the Principals  stating that all of the  representations  and  warranties  of  Ascendant  contained  in  this
Agreement are true and correct as of the date hereof.

              (iii) Such other  documents and  instruments  as may be reasonably requested by NCEH or its counsel.

          (c) CONDITIONS TO SUBSEQUENT  INSTALLMENTS.  The obligation of NCEH to pay each of the Subsequent  Installments  shall be subject to the fulfillment on or before the Payment  Date for such  Subsequent  Installment  of the  following conditions:

              (i) The  representations  and warranties of Ascendant contained in this  Agreement  are true and correct on and as of such  Payment  Date as though such  representations  and  warranties  had been made on and as of such  Payment
Date.

              (ii)  Ascendant   shall  have  performed  and  complied  with  all
agreements,  covenants,  obligations and conditions  contained in this Agreement that it is required to perform or comply with at or prior to such  Payment  Date and shall not otherwise be in breach of this Agreement.

              (iii)  Ascendant  shall have delivered to NCEH at or prior to such
Payment Date (x) certificates signed by each of the Principals certifying to the matters set forth in clauses (i) and (ii) above and (y) such other documents and instruments as may be reasonably requested by NCEH or its counsel.

Section 3.   REPRESENTATIONS AND WARRANTIES OF ASCENDANT.

     Ascendant represents and warrants to NCEH that:

     3.1.  CORPORATE  EXISTENCE  AND POWER.  Ascendant  and each of the entities listed on SCHEDULE 3.1 are duly organized, validly existing and in good standing under  the  laws of the  jurisdiction  under  which it was  formed,  and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted.

     3.2.  CORPORATE  AUTHORIZATION;  APPROVALS.  The  execution,  delivery  and performance  by  Ascendant  and the General  Partner of this  Agreement  and the
consummation  by  Ascendant  and  the  General   Partner  of  the   transactions
contemplated hereby are within Ascendant's and the General Partner's partnership or  limited  liability  company  powers  and have  been duly  authorized  by all necessary  partnership or limited liability  company action.  Assuming that this
Agreement  constitutes the valid and binding  obligation of NCEH, this Agreement constitutes a valid and binding  agreement of Ascendant and the General Partner, enforceable  in  accordance  with its terms  (except  as  enforceability  may be
limited  by  applicable  bankruptcy,  insolvency,  reorganization,   moratorium,
fraudulent  transfer  and similar laws of general  applicability  relating to or
affecting  creditors'  rights,  or  by  general  equity  principles,   including
principles of commercial reasonableness, good faith and fair dealing).

     3.3. GOVERNMENTAL AUTHORIZATION, REGISTRATION, ETC. The execution, delivery and performance by Ascendant of this Agreement and the consummation by Ascendant
of  the  transactions   contemplated   hereby  do  not  require  any  filing  or
registration  with,  notification to, or authorization,  consent or approval of, any federal,  state or local governmental  authority,  court,  administrative or regulatory agency or commission (each a "GOVERNMENTAL ENTITY").

     3.4.  NON-CONTRAVENTION;   REAL  PROPERTY.  The  execution,   delivery  and
performance by Ascendant of this Agreement and the  consummation by Ascendant of the transactions contemplated hereby:

           (a) do not contravene or conflict with the  Organizational  Documents of Ascendant or the General Partner or any of the Investments.

           (b) to Ascendant's knowledge,  violate,  conflict with or result in a breach of any law  applicable to Ascendant or any of its  Investments or assets,
or

           (c) violate, result in a breach of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance  required by, result in the creation or imposition  of any lien upon any of the  properties or assets of
Ascendant under, or require any consent,  approval,  notice or filing under, any
Ascendant Contracts (as defined in Section 3.1(a)).

Neither Ascendant nor any of its subsidiaries owns any real property.

     3.5. OWNERSHIP OF ASCENDANT.

           (a) All outstanding partnership interests of Ascendant have been duly authorized and validly issued,  and are fully paid,  non-assessable  and free of preemptive  rights. The ownership of Ascendant and the General Partner is as set forth in SCHEDULE 3.5.

           (b) Except as  described  in  subsection  (a)  above,  as of the date hereof there are no outstanding:

              (i) equity interests in Ascendant or its subsidiaries;

              (ii) securities of Ascendant or its subsidiaries  convertible into or exchangeable for equity interests in Ascendant or its subsidiaries; or

              (iii) options,  warrants or other rights to acquire from Ascendant or its  subsidiaries,  equity  interests in, or securities  convertible  into or exchangeable for equity interests in, Ascendant or its  subsidiaries.  There are no  outstanding  obligations  of Ascendant or its  subsidiaries  to  repurchase, redeem or otherwise acquire any of the outstanding equity interests therein.

     3.6. INVESTMENTS.

           (a)  SCHEDULE  3.6 sets  forth a list of all  Investments  and  their respective  jurisdictions  of incorporation or organization and includes a list, by Fund, of each  underlying fund in which any of the Funds has invested and the aggregate  amount  invested  by such Fund in such  underlying  fund.  All of the
Investments  are owned by  Ascendant,  directly or  indirectly,  as set forth in
SCHEDULE  3.6,  free and clear of any liens and free of any other  limitation or restriction,  including any limitation or restriction on the right to vote, sell or otherwise  dispose of such capital stock or other  ownership  interest (other than any of the foregoing  that may exist under the  Securities Act or any state securities laws).

           (b)  All  ownership  interests  in each  Investment  have  been  duly authorized and validly issued,  and are fully paid,  non-assessable  and free of preemptive rights.

           (c) Except as set forth in SCHEDULE 3.6, none of the  Investments  of
Ascendant owns or controls directly or indirectly, or has any direct or indirect
equity  participation  in,  any  corporation,   partnership,  limited  liability
company, joint venture or other entity.

     3.7.  ASCENDANT SEC DOCUMENTS.  Each of Ascendant and its  Investments  has
filed all forms,  reports and documents  with the SEC required to be filed by it prior  to  the  date  of  this  Agreement  (together  with  the  amendments  and supplements  to such  filings  filed  prior to the date of this  Agreement,  the
"ASCENDANT SEC DOCUMENTS").  Each Ascendant SEC Document,  as of its filing date
(or if amended, as of the date of its last amendment) complied as to form in all material  respects with the  applicable  requirements  of the  Securities Act of
1933,  as amended  (the  "SECURITIES  ACT"),  the Exchange  Act, the  Investment
Company Act of 1940, as amended (the "INVESTMENT  COMPANY ACT") and the Advisers
Act, as the case may be. No Ascendant SEC Document, as of its filing date (or as of the date it became effective if filed under the Securities Act, or if amended or supplemented, as of the date of its last amendment or supplement),  contained any untrue  statement of a material  fact or omitted to state any material  fact required to be stated therein or necessary in order to make the statements  made therein,  in the light of the  circumstances  under  which they were  made,  not misleading.  No subsidiary of Ascendant is required to file any forms,  reports, or other documents pursuant to the Securities Act or the Exchange Act.

     3.8. FINANCIAL STATEMENTS; LIABILITIES.

          (a)  Each of the  consolidated  balance  sheets  of each of the  Funds included in the Ascendant SEC Documents fairly presents in all material respects the consolidated  financial position of such Fund and its subsidiaries as of the respective date thereof, and the other related consolidated financial statements
(including  the notes thereto)  included  therein fairly present in all material respects  the  results  of  operations  and  cash  flows  of such  Fund  and its subsidiaries for the respective  periods or as of the respective dates set forth therein (collectively,  the "FUND FINANCIAL  STATEMENTS").  As of the respective filing date for the applicable  Ascendant SEC Document in which it was included, each of the Fund Financial Statements  (including the notes thereto) complied in all material respects with the then applicable  accounting  requirements and the published  rules  and  regulations  of the SEC  with  respect  thereto,  and was prepared in accordance  with  accounting  principles  generally  accepted in the
United States ("GAAP") applied on a consistent basis during the periods or as of the respective dates involved, except as otherwise noted therein and subject, in
the  case  of  unaudited  interim  financial  statements,   to  normal  year-end
adjustments.

          (b) Attached  hereto as EXHIBIT 3.8(b) are the unaudited  consolidated balance sheet and statements of operations  and retained  earnings and cash flow of  Ascendant as of and for the year ended  December 31, 2004 and the  unaudited consolidated  balance sheet and statements of operations  and retained  earnings and cash  flow of  Ascendant  of and for the six  months  ended  June  30,  2005
(collectively,  the "ASCENDANT FINANCIAL  STATEMENTS").  The Ascendant Financial
Statements  are  complete  and correct in all  material  respects  and have been prepared in accordance  with GAAP on a consistent  basis  throughout the periods indicated.  The  Ascendant  Financial  Statements  fairly  present the financial condition  and results of  operations  of  Ascendant as of the dates and for the periods  indicated  therein,  subject to normal year end  adjustments  which are neither  individually  nor in the aggregate  expected to be material.  Except as reflected in the  Ascendant  Financial  Statements or disclosed on SCHEDULE 3.9,
Ascendant has no material debts,  liabilities,  guarantees or other obligations, whether accrued, absolute, contingent or otherwise.

          (c) Ascendant  has delivered to NCEH an estimated  balance sheet as of
September 30, 2005, which represents Ascendant's reasonable best estimate of the expected assets and liabilities of Ascendant as of such date.

     3.9. ABSENCE OF CERTAIN CHANGES. (a) Since December 31, 2004, Ascendant and
each of its  subsidiaries  has  conducted  its business in the  ordinary  course consistent  with past practice and,  except as disclosed on SCHEDULE 3.9,  there has not been:

              (i) any change in the assets, liabilities, condition (financial or otherwise),  affairs, earnings, business,  operations, or prospects of Ascendant from that  reflected in the latest  balance sheet  included in the Ascendant SEC

Documents,  except for changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse;

              (ii) any change in the  liabilities  or  obligations of Ascendant, contingent  or  otherwise,  whether  due or to  become  due,  whether  by way of guaranty,  endorsement,  indemnity,  warranty, or otherwise,  except liabilities incurred  in the  ordinary  course of  business,  none of which  materially  and adversely affects the business,  prospects,  condition,  affairs,  properties or assets of Ascendant;

              (iii) any change in the accounting  methods or practices  followed by Ascendant;

              (iv) any  issuance of equity  interests  in  Ascendant or options, warrants,  or rights or agreements or  commitments to purchase or issue any such interests or grant such options,  warrants or rights, except for those issuances contemplated or permitted by this Agreement or the Principals Agreement; or

              (v) any  damage,  destruction  or loss,  whether or not covered by insurance,  materially  and  adversely  affecting the  properties,  operation or business of Ascendant;

              (vi) any waiver by Ascendant of a valuable  right or of a material debt owed to it;

              (vii)  any  loans  made by  Ascendant  to any of its  partners  or employees or members or employees of the General  Partner other than advances of expenses made in the ordinary course of business;

              (viii) any sale,  transfer,  or lease of any of Ascendant's assets except in the  ordinary  course of business or any mortgage or pledge of or lien imposed upon any of Ascendant's assets;

              (ix) to the best of  Ascendant's  knowledge,  any  other  event or condition of any  character  that has or could  reasonably be expected to have a
material  adverse  effect  on  the  business,  prospects,   condition,  affairs,
operations, properties or assets of Ascendant; or

              (x) any  agreement  by  Ascendant  to do or enter  into any of the foregoing.

     3.10. LITIGATION AND LEGAL COMPLIANCE.

          (a) As of the date hereof,  each of Ascendant and the  Investments has no notice of any claims, actions,  suits,  proceedings or investigations pending or  threatened  by or  against  Ascendant  or any of its  subsidiaries.  Neither
Ascendant nor any of its  Investments  is subject to any  outstanding  judgment, injunction,  order or decree of any  Governmental  Entity,  or any  judicial  or administrative  actions,  proceedings or investigations  pending, or threatened, which question the validity of this Agreement or any action taken or to be taken by Ascendant in connection with this Agreement.

          (b) Ascendant and its  Investments are in compliance with all federal, state and local laws, statutes, rules, regulations,  ordinances, permits, orders or writs,  including  without  limitation  the Advisers  Act and the  Investment
Company Act and all rules promulgated thereunder.

          (c) All disclosures required to be made to investors in any Investment have been made and such  disclosures  did not contain any untrue  statement of a material fact or omit to state any material  fact required to be stated  therein or necessary in order to make the statements  made therein,  in the light of the circumstances under which they were made, not misleading.

          (d) Each of Ascendant and its Investments  has all permits,  licenses, approvals,  authorizations  of, and  registrations  with and under all laws, and from all  Governmental  Entities  required for Ascendant and its subsidiaries to carry on their respective  businesses as currently  conducted,  except where the
failure  to  have  any  such  permit,   license,   approval,   authorization  or
registration  would not have a  material  adverse  affect on  Ascendant  or such
Investment.

     3.11. CONTRACTS.

          (a) SCHEDULE  3.11(a)  contains a description of each of the following to which Ascendant or any of its Investments is a party (i) that requires active performance  by  Ascendant  as of the  date  hereof  or (ii)  that is  otherwise material to Ascendant, whether active or not (the "ASCENDANT CONTRACTS"):

              (i) all agreements, contracts, leases or binding commitments;

              (ii) any indenture,  mortgage,  promissory note, loan agreement or other  agreement or commitment for the borrowing of money by Ascendant or any of its subsidiaries;

              (iii) any lease,  sublease or other agreement pursuant to which it is a lessee of or holds or operates any real or personal  property  owned by any third party;

              (iv) any option or other  executory  agreement or other  agreement with  remaining  obligations  thereunder  to purchase or acquire any interest in assets or property;

              (v) any option or other  executory  agreement  or other  agreement with  remaining  obligations  thereunder  to sell or dispose of any  interest in
assets  or  property  other  than  equity  option   agreements  with  employees,
independent  contractors  and directors  pursuant to  Ascendant's  equity option plans;

              (vi) any contract or agreement creating a joint venture or similar arrangement by which any assets, properties, rights, or business of Ascendant or any Investment is materially affected;

              (vii) any guaranty,  keep well, make whole or similar agreement of or with respect to the obligations of third parties;

              (viii) any agreement which  restricts  Ascendant or any Investment from doing business anywhere in the world or limits the business in which it may engage;

              (ix) any  agreement or  arrangement  under which  Ascendant or any
Investment  agrees to  indemnify  any  person or to share tax  liability  of any person;

              (x) any license of material  Ascendant  Intellectual  Property (as defined in Section 3.13)  (including use of the name of Ascendant or any similar name) of or by Ascendant other than in the ordinary course of business;

              (xi) any contracts for insurance;

              (xii) any  contract or  agreement  under which  Ascendant  has the obligation to issue or sell any security; and

              (xiii) the employment agreements between Ascendant and each of the
Principals (the "EMPLOYMENT AGREEMENTS").

          (b) Ascendant  has delivered to NCEH true and complete  copies of each of the Employment Agreements.

          (c) Each  Ascendant  Contract  is a  valid,  binding  and  enforceable obligation of Ascendant  and, to  Ascendant's  knowledge,  of the other party or
parties  thereto  (except  as  enforceability   may  be  limited  by  applicable
bankruptcy,  insolvency,  reorganization,  moratorium,  fraudulent  transfer and similar  laws of  general  applicability  relating  to or  affecting  creditors'
rights,  or by general  equity  principles,  including  principles of commercial reasonableness,  good faith and fair dealing), and each Ascendant Contract is in full force and effect.

          (d) Neither Ascendant,  any Investment nor, to Ascendant's  knowledge, any  other  party  thereto,  is in breach  of or  default  under any term of any
Ascendant  Contract or has repudiated any term of any Ascendant  Contract except as set forth in SCHEDULE 3.11(a).

          (e) Ascendant has not received any written  notice of  termination  or cancellation  with respect to any  Ascendant  Contract,  and no other party to a
Ascendant Contract plans to terminate or cancel any such agreement.

     3.12.  BUDGET. The Budget was prepared using the reasonable best efforts of
Ascendant and represents  Ascendant's  reasonable  best estimate of its expected revenues and expenses  for the periods and expected  cash  balances at the times covered thereby.

     3.13. INTELLECTUAL PROPERTY. Each of Ascendant and its Investments owns all right, title and interest in and to its trademarks,  service marks, trade names, copyrights,  patents and other intellectual property  (collectively,  "ASCENDANT
INTELLECTUAL  PROPERTY")  including any registrations  therefor and the goodwill associated  therewith  and  considers  same adequate to carry on the business of
Ascendant or such Investment.

     3.14. TITLE TO PROPERTY AND ASSETS. Ascendant has good and marketable title to its property and assets free and clear of all mortgages,  liens,  loans,  and encumbrances,  except such  encumbrances  and liens which arise in the  ordinary course of business and do not materially impair Ascendant's  ownership or use of such  property or assets.  With  respect to the  property  and assets it leases,
Ascendant is in compliance with such leases and, to its knowledge, holds a valid

leasehold  interest  free  of  any  liens,  claims,  or  encumbrances.   All  of
Ascendant's  properties  and  assets  are,  in all  material  respects,  in good operating and usable condition, subject to normal wear and tear.

     3.15. TAX MATTERS.  Ascendant (i) has timely filed all tax returns that are required  to have been filed by it with all  appropriate  Governmental  Entities
(and all such  returns are complete and fairly  reflect its  operations  for tax purposes in all material  respects);  and (ii) has timely paid all taxes owed or assessments by it (other than taxes the validity of which are being contested in good  faith  by  appropriate  proceedings).  The  assessment  of any  additional material  taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor and, to Ascendant's knowledge,  there are no material unresolved questions or claims concerning Ascendant's tax liability.
To the best of Ascendant's  knowledge and belief,  Ascendant's  tax returns have not been  reviewed  or  audited  by any  taxing  authority.  There is no pending dispute  with any taxing  authority  relating to any of said returns  which,  if determined  adversely to Ascendant,  would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes.

     3.16.  DISCLOSURE.  Ascendant has provided NCEH with all  information  that
NCEH has requested for deciding whether to purchase the Revenue Interest and all information  that  Ascendant  believes is material and  reasonably  necessary to enable  NCEH to make  such  decision.  Neither  this  Agreement,  nor any  other statements or certificates  made or delivered in connection  herewith,  contains any  untrue  statement  of a  material  fact or omits to state a  material  fact necessary to make the  statements  herein or therein not  misleading in light of the circumstances in which they were made.

Section 4.   REPRESENTATIONS AND WARRANTIES OF NCEH.

     NCEH represents and warrants to Ascendant that:

     4.1.  CORPORATE  EXISTENCE AND POWER. NCEH is a corporation duly organized, validly  existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its  properties and assets and to carry on its business as presently being conducted.

     4.2.  CORPORATE  AUTHORIZATION;  APPROVALS.  The  execution,  delivery  and performance  by NCEH  of this  Agreement  and  the  consummation  by NCEH of the transactions  contemplated  hereby are within NCEH's  corporate  powers and have been duly  authorized  by all  necessary  corporate  action.  Assuming that this
Agreement  constitutes  the valid and  binding  obligation  of  Ascendant,  this
Agreement  constitutes  a valid and binding  agreement of NCEH,  enforceable  in accordance with its terms (except as enforceability may be limited by applicable bankruptcy,  insolvency,  reorganization,  moratorium,  fraudulent  transfer and similar  laws of  general  applicability  relating  to or  affecting  creditors'
rights,  or by general  equity  principles,  including  principles of commercial reasonableness, good faith and fair dealing).

     4.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by
NCEH  of  this  Agreement  and the  consummation  by  NCEH  of the  transactions contemplated hereby do not require any filing or registration with, notification

                                       10

to, or authorization, consent or approval of any Governmental Entity, other than compliance  with any applicable  requirements  of the Exchange Act following the
Closing.

     4.4.  PURCHASE  FOR OWN  ACCOUNT.  The  Revenue  Interest  acquired by NCEH hereunder  will be acquired  for  investment  for NCEH's own  account,  not as a nominee  or agent,  and not with a view to the  public  resale  or  distribution thereof  within  the  meaning  of the  Securities  Act,  and NCEH has no present intention of selling,  granting any participation in, or otherwise  distributing the same.

     4.5.  DISCLOSURE OF INFORMATION.  Without in any way limiting NCEH's rights and remedies under the Agreement,  NCEH acknowledges that it has received or has had full access to all the information it considers  necessary or appropriate to make an informed investment decision with respect to the Revenue Interest.

Section 5.   COVENANTS.

     5.1.  PAYMENTS.  Ascendant shall pay to NCEH all amounts payable in respect of the  Revenue  Interest  from and  after the  Effective  Date as  promptly  as practicable and in any event no later than thirty (30) days following the end of any calendar  quarter and all amounts  payable with respect to the  provision by
NCEH of  marketing  services in  accordance  with any  agreement  of the parties concerning the provision of such services.

     5.2. REFUND.  If (a) Ascendant  materially  breaches any of its obligations under this Agreement (with any breach of Section 5.9 being considered a material breach) and such breach is not cured within forty-five (45) days after notice of such  breach is given to  Ascendant  or (b)  Ascendant  ceases  normal  business operations  or engages  in any  effort to close the Funds or (c) a  petition  in bankruptcy  is filed by or against  Ascendant,  then in any such case  Ascendant shall refund to NCEH an amount equal to all payments theretofore made on account of the Purchase Price not later than thirty (30) days after NCEH gives Ascendant a written  notice  requesting  such refund and  Ascendant  shall have no further obligation to make payments in respect of the Purchase  Price  thereafter.  Such refund shall not reduce the Revenue Interest acquired by NCEH hereunder.

     5.3. FINANCIAL STATEMENTS. Ascendant shall furnish or cause to be furnished to NCEH:

          (a) as soon as reasonably  possible,  and in any event within 120 days after the end of each  fiscal  year of  Ascendant,  the  unaudited  consolidated balance  sheet of  Ascendant as at the end of such fiscal  year,  and  unaudited consolidated  statements  of operations  and retained  earnings and cash flow of
Ascendant  for such fiscal  year,  all in  reasonable  detail,  and  prepared in accordance with GAAP;

          (b) as soon as  reasonably  possible,  and in any event within 45 days after the end of each of the first three fiscal  quarters of each fiscal year of
Ascendant, the unaudited consolidated balance sheet and statements of operations and  retained  earnings  and cash flow of  Ascendant  for such  quarter,  all in reasonable  detail,  prepared  in  accordance  with GAAP,  and  certified  to be complete and correct in all material respects (subject to year-end  adjustments)
by the General Partner of Ascendant;

                                       11

          (c) as soon as  reasonably  possible,  and in any event within 30 days after  the  end of each  calendar  month,  a  balance  sheet,  profit  and  loss statement,  cash flow statement and operating  report relating to the operations of Ascendant for such calendar month;

          (d) as soon as reasonably  possible,  and in any event within 120 days after the end of each fiscal year of each Investment,  the audited  consolidated balance sheet of such  Investment as at the end of such fiscal year, and audited consolidated  statements  of operations  and retained  earnings and cash flow of such Investment for such fiscal year, all in reasonable  detail, and prepared in accordance  with GAAP, and  accompanied by the  unqualified  report thereon of a nationally  recognized  independent  certified public accountant firm reasonably satisfactory to NCEH;

          (e) as soon as  reasonably  possible,  and in any event within 45 days after  the  end of the  second  fiscal  quarter  of  each  fiscal  year  of each
Investment,   the  unaudited   consolidated  balance  sheet  and  statements  of
operations  and retained  earnings and cash flow of such  Investment for the six months of such fiscal year,  all in  reasonable  detail,  prepared in accordance with GAAP,  and  certified to be complete  and correct in all material  respects
(subject to year-end  adjustments)  by the General  Partner of  Ascendant or the chief executive officer of such Investment;

          (f) as soon as  reasonably  possible,  and in any event within 30 days after  the  end of each  calendar  month,  a  balance  sheet,  profit  and  loss statement,  cash flow statement and operating  report relating to the operations of each Investment for such calendar month;

          (g) promptly after the preparation  thereof, and in any case not later than  30  days  prior  to the  beginning  of  each  fiscal  year  of  Ascendant,
Ascendant's budget, business plan and financial forecasts, including a projected balance  sheet,  profit  and loss  statement  and cash flow  statement,  for the forthcoming  year,  and any other similar  reports  customarily  prepared by the management of Ascendant for internal use;

          (h) promptly after receipt,  all reports delivered to Ascendant by its accountants;

          (i)  promptly  after  the  commencement  or  threatened   commencement
thereof,  notice of all actions, suits,  investigations,  and proceedings before any court or governmental  department,  arbitration  panel,  commission,  board, bureau,  agency or instrumentality,  domestic or foreign,  materially  affecting
Ascendant or any of its subsidiaries  other than ordinary and routine litigation covered under the limits of existing insurance policies;

          (j)  promptly  after  the  sending  or filing  thereof,  copies of all reports that Ascendant or any of its Investments  sends to its equity holders or investors,  and copies of all  regular,  periodic and special  reports,  and all registration  statements,  if any, which  Ascendant may file with the Securities and Exchange Commission or any other Governmental Entity;

          (k) promptly, copies of minutes of meetings of the Board of Directors,
Board of Managers or comparable governing body of any the Investments and of any press releases issued by Ascendant or any of the Investments;

                                       12

          (l) promptly,  copies of all  amendments to any of the  Organizational
Documents of Ascendant or any of its Investments; and

          (m)  such  other  information  regarding  the  business,  affairs  and condition  of  Ascendant  or its  Investments  as  NCEH  may  from  time to time reasonably request.

     5.4. ACCESS TO  INFORMATION.  At any reasonable time and from time to time, upon  reasonable  notice,  Ascendant  shall  permit  NCEH,  and/or  any agent or representative  thereof,  to  examine,  inspect,  audit  and make  copies of and abstracts  from the books and records  of, and visit and inspect the  properties and assets  of,  Ascendant  and to  discuss  the  business  affairs,  marketing, finances  and  accounts of  Ascendant  with any of its  partners,  officers  and directors.  Ascendant  shall furnish to NCEH,  promptly upon request,  copies of such financial, operating and marketing data and other information as reasonably requested by NCEH.  Upon three  business  days' prior notice to Ascendant,  NCEH shall have the right to confer in its discretion with the independent  certified public  accountants  of Ascendant at any time during normal  business hours upon any matter involving the financial  condition of Ascendant or any Investment and such  accountants  are hereby  irrevocably  authorized to fully discuss with and disclose to NCEH all such matters. NCEH, by its exercise of the rights conferred by this Section 5.4, agrees to maintain the  confidentiality  of any information received by it pursuant to this  Section  5.4,  until such  information  becomes public or is otherwise no longer  confidential,  unless such information becomes public  through  action or omission of NCEH,  provided,  however,  that NCEH may disclose any information received by it pursuant to this Section 5.4 as required by law and share such information with its partners, if any, and with its legal, accounting, financial and other advisors and representatives.

     5.5. LEGAL EXISTENCE, COMPLIANCE, ETC.

          (a) Ascendant  shall  maintain its existence as a limited  partnership duly  organized,  validly  existing and in good  standing  under the laws of the state of its organization.

          (b) Ascendant shall conduct its business in compliance in all material respects  with all  permits and  licenses  issued by, and all  statutes,  rules, regulations  and orders of, and all  restrictions  imposed by, all  governmental authorities, domestic or foreign, federal or state, applicable to the conduct of its business and the ownership of its property  (including,  without limitation, applicable statutes, rules, regulations, orders and restrictions relating to the rendering of investment advice and the issuance and sale of securities).

          (c) Ascendant shall conduct its business in compliance in all material respects with all licenses, agreements and contracts to which it is a party.

          (d)  Ascendant  shall keep adequate  records and books of account,  in which  complete  entries  will be  made in  accordance  with  GAAP  consistently applied, reflecting all of its financial transactions.

          (e) Ascendant shall  maintain,  keep, and preserve all of its material properties  (tangible  and  intangible)  necessary in the proper  conduct of its business in good working order and condition, ordinary wear and tear expected.

                                       13

          (f) Ascendant shall maintain, or cause to be maintained, in full force
and  effect,   with   financially   sound  and  reputable   insurers,   workers'
compensation,  fire, casualty, and liability insurance,  with extended coverage, and other  insurance  all in such  amounts and  covering  such risks as shall be reasonable  and prudent in view of the business and  operations of Ascendant and in any event no less extensive  than is  customarily  maintained by companies of established reputation engaged in the same or similar businesses.

     5.6. MARKETING SERVICES.

          (a) NCEH shall provide  marketing  services to Ascendant by consulting and reviewing with Ascendant its marketing materials,  distribution channels and other related matters, on such terms as NCEH and Ascendant may agree.

          (b) To the  extent  permitted  by  applicable  law,  for  any  account identified in writing by NCEH and accepted by Ascendant, Ascendant agrees to pay to or at the  direction  of NCEH a fee of 20% of all fees  received by Ascendant with  respect  to such  account  for as long as such  account is  invested  with
Ascendant or with any Investment,  PROVIDED that an account that has not yielded an investment  with  Ascendant or with an Investment  for eighteen  months after being  identified  to  Ascendant  by NCEH must be  accepted  again in writing by
Ascendant to remain subject to this provision.  NCEH shall be entitled to assign its rights under this Section  5.6(b) with the prior consent of Ascendant  which consent shall not be unreasonably withheld, delayed or conditioned.

          (c) Ascendant shall be responsible for assuring that, and shall cause, all offering and marketing  materials to fully disclose,  to the extent required by applicable  law, the rights and  obligations of the parties to this Agreement and any marketing arrangements between them.

     5.7. REPURCHASE OF REVENUE INTEREST.

          (a) If for any calendar quarter starting after the second  anniversary of the Effective Date the Applicable Percentage of the Revenue Interest is equal to 30% (a "QUALIFYING  QUARTER"),  Ascendant  shall have the right to repurchase from NCEH a portion of the Revenue Interest so that, after giving effect to such repurchase, NCEH shall hold the Residual Revenue Interest (as defined below) for a repurchase  price that equals the sum of (x) the Purchase  Price actually paid to  Ascendant  plus  (y) a 25%  annualized  return  on each  installment  of the
Purchase Price so paid,  compounded  annually,  from the date of payment of such installment to the date of payment of the repurchase price. For purposes of this
Agreement the term "RESIDUAL  REVENUE  INTEREST"  shall mean a Revenue  Interest that has an  Applicable  Percentage  of: (i) 10% for the period from the date on which the  repurchase  resulting in NCEH holding the Residual  Interest  becomes effective  (the  "REPURCHASE  EFFECTIVE  DATE")  until the day  before the first anniversary of the Repurchase  Effective  Date;  (ii) 9% for the period from the first anniversary of the Repurchase  Effective Date to the day before the second anniversary of the Repurchase  Effective Date;  (iii) 8% for the period from the second anniversary of the Repurchase  Effective Date to the day before the third anniversary of the Repurchase  Effective  Date;  (iv) 7% for the period from the third anniversary of the Repurchase  Effective Date to the day before the fourth anniversary  of the  Repurchase  Effective  Date; (v) 6% for the period from the

                                       14

fourth anniversary of the Repurchase  Effective Date to the day before the fifth
anniversary  of  the  Repurchase   Effective   Date;  and  (vi)  5%  thereafter.
Ascendant's  right to  repurchase a portion of the Revenue  Interest  under this
Section  5.7(a) shall be  exercisable  by giving NCEH written notice of exercise not later  than sixty (60) days  after the end of any  Qualifying  Quarter.  The repurchase  price  shall be paid by wire  transfer to an account  designated  by
NCEH, or in the absence of such  designation by certified  check made payable to
NCEH,  not less than  thirty (30) nor more than sixty (60) days after the notice of exercise is given and upon such payment the repurchase shall be effective.

          (b) In the event of an NCEH Event of Default  that is not cured within thirty (30) days after Ascendant gives written notice thereof to NCEH, Ascendant shall have the right to repurchase the entire Revenue  Interest for a repurchase price that equals the sum of (i) the aggregate  installments  of Purchase  Price actually  paid to  Ascendant  plus (ii) a 10%  annualized  return on the "unpaid balance" from time to time of each  installment  of Purchase  Price,  compounded annually,  from the date of payment of such installment by NCEH to the date such installment is deemed "repaid" in full as provided herein.  Ascendant's right to repurchase  the Revenue  Interest  shall be  exercisable  by giving NCEH written notice of exercise  not later than fifteen (15) days after the end of the thirty day period referred to above.  The repurchase under this Section 5.7(b) shall be
effective  upon  payment  in  full  of  the  repurchase  price.   Prior  to  the
effectiveness  of the  repurchase,  Ascendant shall continue to make payments to
NCEH in respect of the Revenue  Interest as provided by this  Agreement and such payments  shall be applied to, and shall be deemed to be payments on account of, the repurchase  price.  Ascendant shall pay any unpaid balance of the repurchase price on the third  anniversary of the date that the notice of exercise is given under this Section 5.7(b).  Payments on account of the repurchase price shall be applied in the following  order: (1) FIRST, to the return on installments of the
Purchase Price described in clause (ii) above in the inverse order in which such installments  were paid by NCEH and (2)  SECOND,  to the  amounts  described  in clause (i) above.  For purposes of  calculating  the return on  installments  of
Purchase  Price  under  clause  (ii)  above,  each  payment  on  account  of the repurchase  price  that is  applied as  described  in clause (2) above  shall be deemed  to  "repay"  the  installments  of  Purchase  Price (to the  extent  not previously  deemed  "repaid" under this provision) in the inverse order in which such  installments  were paid by NCEH and the "unpaid balance" of an installment shall be deemed to be the amount of such installment paid by NCEH reduced by the amount by which such  installment is deemed "repaid" under this  provision.  The rights granted to Ascendant under this Section 5.7(b) shall  constitute the sole and exclusive remedy of Ascendant in the event of an NCEH Event of Default.

          (c)  Upon  Ascendant's   giving  a  notice  exercising  its  right  to
repurchase all or a portion of the Revenue  Interest in accordance  with Section
5.7(b),  all obligations of NCEH to pay any amount in respect of any installment of the Purchase  Price (whether or not then due) shall cease and NCEH shall have no  further  obligation  to make  any  payment  of  Purchase  Price  thereafter.
Notwithstanding  the giving of a notice  under  Section  5.7(a) or 5.7(b),  NCEH shall  continue to be entitled to receive all  payments to which it is otherwise entitled under this Agreement,  with respect to the entire Revenue Interest held by it immediately  prior to the giving of such notice,  that accrue prior to the date that the repurchase of the Revenue Interest or portion thereof with respect to which the notice is given becomes effective in accordance with Section 5.7(a)
or 5.7(b), as the case may be.

                                       15

     5.8.  NONCOMPETITION  BY NCEH.  NCEH  shall  not  acquire  more  than a 50%
ownership  interest in or a right to receive  more than 50% of the income of the management  of any fund of funds that  invests  30% or more of its assets  under management  in any one or more of the  underlying  funds in which  the Funds are then  invested.  Ascendant  shall keep NCEH advised,  promptly  after moneys are invested,  of the identities of the  underlying  funds in which any of the Funds are invested.

     5.9.  BUDGET.  Ascendant  shall be in conformance  with the cash,  debt and accrued  expense  levels  set forth in the  Budget at the end of every  quarter, adjusting  for payments  required to be made by and to NCEH,  provided  that the debt and  accrued  expense  levels may be higher than set forth in the Budget if such amounts are  reasonably  necessary  and incurred in the ordinary  course of business  and all items of  expense  and  revenue  are  booked  on a timely  and appropriate basis.

     5.10.   INVESTMENT  ADVISORY   COMMITTEE.   Ascendant  shall  maintain  the
Investment  Advisory  Committee  and  hold  regular  meetings  thereof  no  less frequently than four times per year.

     5.11. NCEH ADVISORY COMMITTEE. NCEH shall create an Advisory Committee that
Gary Shugrue  shall be a member of. Such  Advisory  Committee  shall advise NCEH with regard to strategies  and other issues  pertaining to the  acquisition  and management of funds of funds that invest in hedge funds.

Section 6.   INDEMNITY.

          (a) Ascendant shall  indemnify,  defend and hold harmless NCEH and its shareholders, directors, officers, employees, agents, affiliates and controlling parties  (each,  an  "NCEH  INDEMNIFIED  PARTY")  from and  against  any and all liability,  loss or damage,  together  with all  reasonable  costs and  expenses related thereto (including legal and accounting fees and expenses), arising from the  untruth,  inaccuracy  or  breach of any such  representations,  warranties, covenants  or  agreements  of  Ascendant  contained  in  this  Agreement  or the assertion  of any  claim  relating  to the  foregoing  (each an  "NCEH  CLAIM");
PROVIDED,  HOWEVER,  that no indemnification shall be required hereunder for the gross negligence or willful  misconduct of any NCEH  Indemnified  Party. In case any NCEH Claim is brought against an NCEH Indemnified  Party,  Ascendant will be entitled  to  participate  in  and  assume  the  defense  thereof  with  counsel reasonably  satisfactory to such NCEH  Indemnified  Party, and after notice from
Ascendant to such NCEH  Indemnified  Party of its election to assume the defense thereof,  Ascendant  shall  be  responsible  for any  legal  or  other  expenses subsequently  incurred by the latter in  connection  with the  defense  thereof, provided that if any NCEH Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such NCEH Indemnified Party that conflict in any material respect with those available to Ascendant, or that such NCEH Claim  involves or could have an effect upon matters  beyond the scope of the indemnity  agreement  provided in this Section 6(a),  Ascendant shall not have the  right to  assume  the  defense  of such  action on behalf of such NCEH
Indemnified  Party and Ascendant shall reimburse such NCEH Indemnified Party and any person or entity controlling such NCEH Indemnified Party for that portion of the reasonable fees and expenses of any counsel retained by the NCEH Indemnified
Party that are  reasonably  related  to the  matters  covered  by the  indemnity

                                       16

agreement provided in this Section 6(a). Ascendant shall not make any settlement of any claim  indemnified  against  under this  Section 6(b) without the written consent of the NCEH  Indemnified  Party or Parties,  which  consent shall not be unreasonably withheld.

          (b) NCEH shall indemnify,  defend and hold harmless  Ascendant and its shareholders, directors, officers, employees, agents, affiliates and controlling parties (each,  an "ASCENDANT  INDEMNIFIED  PARTY") from and against any and all liability,  loss or damage,  together  with all  reasonable  costs and  expenses related thereto (including legal and accounting fees and expenses), arising from the  untruth,  inaccuracy  or  breach of any such  representations,  warranties, covenants or agreements of NCEH  contained in this Agreement or the assertion of any claim  relating to the  foregoing  (each an  "ASCENDANT  CLAIM");  PROVIDED,
HOWEVER,  that no  indemnification  shall be  required  hereunder  for the gross negligence or willful misconduct of any Ascendant Indemnified Party. In case any
Ascendant Claim is brought against an Ascendant  Indemnified Party, NCEH will be entitled  to  participate  in  and  assume  the  defense  thereof  with  counsel reasonably  satisfactory to such Ascendant  Indemnified  Party, and after notice from NCEH to such  Ascendant  Indemnified  Party of its  election  to assume the defense  thereof,  NCEH  shall be  responsible  for any legal or other  expenses subsequently  incurred by the latter in  connection  with the  defense  thereof, provided that if any Ascendant Indemnified Party shall have reasonably concluded that  there  may be one or more  legal  defenses  available  to  such  Ascendant
Indemnified  Party that conflict in any material respect with those available to
NCEH, or that such Ascendant Claim involves or could have an effect upon matters beyond the scope of the indemnity  agreement provided in this Section 6(b), NCEH shall not have the right to assume the  defense of such action on behalf of such
Ascendant  Indemnified Party and NCEH shall reimburse such Ascendant Indemnified
Party and any person or entity controlling such Ascendant  Indemnified Party for that portion of the reasonable fees and expenses of any counsel  retained by the
Ascendant  Indemnified Party that are reasonably  related to the matters covered by the indemnity  agreement  provided in this Section 6(b).  NCEH shall not make any settlement of any claim indemnified  against under this Section 6(b) without the written consent of the Ascendant Indemnified Party or Parties, which consent shall not be unreasonably withheld.

Section 7.   MISCELLANEOUS.

     7.1. SURVIVAL OF  REPRESENTATIONS.  The  representations and warranties and covenants contained in this Agreement or in any certificate, instrument or other writing delivered pursuant to this Agreement will survive this Agreement.

     7.2. SUCCESSORS AND ASSIGNS.  Neither this Agreement nor any of the rights, interests or  obligations  provided by this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other  parties  except  that NCEH shall be entitled to assign its rights and obligations hereunder to any person or entity controlling, controlled by or under  common  control  with NCEH  without  the consent of any other party hereto.  Subject to the preceding sentence, this Agreement  will be binding upon and inure to the benefit of the parties hereto and their  respective  successors and permitted assigns.

     7.3. AMENDMENT. This Agreement may be amended by the execution and delivery of a written instrument by or on behalf of Ascendant and NCEH.

                                       17

     7.4.  SEVERABILITY.  Whenever  possible,  each  provision of this Agreement shall  be  interpreted  in  such  manner  as to be  effective  and  valid  under applicable  law, but if any provision of this Agreement is held to be prohibited by or invalid under  applicable law, such provision will be ineffective  only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     7.5.  COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts,   each  of  which  will  be  deemed  an  original,  but  all  such counterparts  taken together will constitute one and the same  Agreement,  and a photostatic or facsimile copy of an executed  counterpart  hereof shall be given the same effect as the original.

     7.6. DESCRIPTIVE  HEADINGS.  The descriptive headings of this Agreement are inserted for convenience only and will not constitute a part of this Agreement.

     7.7.  NOTICES.  Any notice,  request,  instruction  or other document to be given  hereunder  will  be in  writing  and  delivered  personally  or  sent  by registered or certified mail (postage prepaid) or by facsimile, according to the instructions  set forth below.  Such notices will be deemed  given:  at the time delivered by hand, if personally delivered; three business days after being sent by  registered or certified  mail;  and at the time when receipt is confirmed by the receiving facsimile machine if sent by facsimile:

if to NCEH, to:

New Century Equity Holdings Corp.
300 Crescent Court, Suite 1110
Dallas, TX  75201
Attention:  Steven J. Pully
Facsimile:  2140661-7475

if to Ascendant, to:

ACP Investments LP
1235 Westlakes Drive, Suite 130
Berwyn, PA  19312
Attention:  Gary Shugrue
Facsimile: 610 308-3392

or to such  other  address  or to the  attention  of such  other  party that the recipient  party has specified by prior  written  notice to the sending party in accordance with the preceding.

     7.8. ENTIRE AGREEMENT.  This Agreement, and the other documents referred to herein  collectively  constitute  the entire  agreement  among the  parties  and
supersede   any  prior  and   contemporaneous   understandings,   agreements  or
representations  by or among the parties,  written or oral that may have related in any way to the subject matter hereof.

     7.9. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict  construction  will be applied  against  any  party.  The use of the word
"including"  in this  Agreement  means  "including  without  limitation"  and is

                                       18

intended  by the  parties  to be by  way  of  example  rather  than  limitation.
References  and  definitions  in the plural shall refer to the singular and vice versa as the context may require and  references  expressed  in any gender shall refer to all genders as the context requires.

     7.10.  CONSENT  TO  JURISDICTION.  EACH OF THE  PARTIES  TO THIS  AGREEMENT
CONSENTS TO SUBMIT TO THE PERSONAL  JURISDICTION  OF ANY STATE OR FEDERAL  COURT
SITTING IN THE STATE OF TEXAS,  IN ANY ACTION OR  PROCEEDING  ARISING  OUT OF OR
RELATING TO THIS  AGREEMENT,  AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR
PROCEEDING  MAY BE HEARD AND  DETERMINED  IN ANY SUCH  COURT,  AND AGREES NOT TO
BRING ANY ACTION OR PROCEEDING  ARISING OUT OF OR RELATING TO THIS  AGREEMENT IN
ANY OTHER COURT.  EACH OF THE PARTIES TO THIS AGREEMENT  AGREES NOT TO ASSERT IN
ANY ACTION OR  PROCEEDING  ARISING OUT OF RELATING  TO THIS  AGREEMENT  THAT THE
VENUE  IS  IMPROPER,  AND  WAIVES  ANY  DEFENSE  OF  INCONVENIENT  FORUM  TO THE
MAINTENANCE  OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND,  SURETY
OR OTHER  SECURITY  THAT  MIGHT BE  REQUIRED  OF ANY OTHER  PARTY  WITH  RESPECT
THERETO.

     7.11. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF
THE PARTIES  HERETO  HEREBY  WAIVES ITS  RESPECTIVE  RIGHT TO, AND AGREES NOT TO
ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

     7.12.  GOVERNING  LAW. THIS  AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE,  WITHOUT GIVING EFFECT TO ANY
LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY  JURISDICTION  OTHER THAN THE STATE
OF DELAWARE TO BE APPLIED.

     7.13.  PUBLICITY.  Ascendant may publicize this transaction  promptly after
Closing by publishing a press release mutually  acceptable to the parties.  NCEH shall have the right to make such disclosures  concerning this Agreement and the
Principals  Agreement as it determines in its sole  discretion to be appropriate or necessary to comply with applicable law.

     7.14.  SCHEDULES.  The representations and warranties of Ascendant and NCEH set  forth in this  Agreement  are made and  given  subject  to the  disclosures contained in the Schedules.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly  executed by their  respective  authorized  officers as of the day and year first above written.

ACP INVESTMENTS LP (D/B/A ASCENDANT CAPITAL PARTNERS)

By Ascendant Holdings, LLC, its General Partner

By: /s/ Gary E. Shugrue
    -------------------------------------------------
    Gary E. Shugrue, Member

NEW CENTURY EQUITY HOLDINGS CORP.

By: /s/ Steven J. Pully
    -------------------------------------------------
    Steven J. Pully, Chief Executive Officer